                                                                   EXHIBIT 10.10

                             EMPLOYMENT AGREEMENT
                             --------------------

          This Employment Agreement (the "Agreement") is effective as of October
                                          ---------
6, 1999 by and between Daniel Putterman ("Putterman") and Aeneid Corporation, a
                                          ---------
California corporation (the "Company").
                             -------

                                   RECITALS

          The Company and Putterman are parties to an Employment Agreement dated March 1, 1997 (the "Prior Agreement"). The Company and Putterman wish to
                    ---------------
terminate the Prior Agreement in its entirety and replace it with the rights and obligations under this Agreement.

          Putterman is presently employed full time as the President and Chief Executive Officer of the Company and serves as a director and Chairman of the Board of Directors of the Company.

                                   AGREEMENT

          The parties hereby agree as follows:

          1.   Duties.
               ------

               (a) Position.  Until such time as the Company hires a new
                   --------
President or Chief Executive Officer, Putterman shall be employed as the Company's President, Chief Executive Officer and Chairman of the Board of Directors and will report to the Company's Board of Directors. In the event that the Company hires a new President or Chief Executive Officer and Putterman does not elect to treat such hiring as a Constructive Termination of his employment pursuant to Section 5(a), so long as he is a director of the Company and continues to be re-elected as Chairman of the Board of Directors pursuant to the Company's Bylaws, Putterman will, subject to removal by the Board of Directors, remain a full time employee of the Company and Chairman of the Board of Directors ("Full Time Chairman").
            ------------------

               (b) Obligations to the Company.  Putterman agrees to the best
                   --------------------------
of his perform all of the duties and obligations required of and from Putterman pursuant to the terms hereof. During the term of Putterman's employment relationship with the Company as President, Chief Executive Officer or Full Time Chairman, Putterman further agrees that he will devote all of his business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, Putterman will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and Putterman will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Notwithstanding the foregoing, Putterman may accept speaking or presentation engagements in exchange for honoraria, may serve on boards of charitable organizations, and may own 1% of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the Nasdaq National Market. Putterman will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Putterman's employment.

          2.  At-Will Employment.  The Company and Putterman acknowledge that
              ------------------
Putterman's employment shall be at-will, as defined under applicable law, and that Putterman's employment with the Company may be terminated by either party at any time for any or no reason. If Putterman's employment terminates for any reason, Putterman shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 2 may not be modified in any way except by a written agreement executed by Putterman and a duly authorized officer of the Company.

          3.  Compensation.  For the duties and services to be performed by
              ------------
Putterman hereunder, so long as Putterman is President and Chief Executive Officer or Full Time Chairman, the Company shall pay Putterman, and Putterman agrees to accept, the salary and other benefits described below in this Section 3.

              (a) Salary.  Putterman shall receive a monthly salary of
                  ------
$14,583.33, which is equivalent to $175,000 on an annualized basis. Putterman's monthly salary will be payable pursuant to the Company's normal payroll practices. Putterman's salary shall be reviewed on at least an annual basis by the Company's Board of Directors.

              (b) Bonus.  Putterman shall be eligible to receive an annual cash
                  -----
bonus of up to twenty percent (20%) of Putterman's base salary. The payment and amount of such bonus are discretionary and shall be determined by the Board of Directors or its Compensation Committee in good faith based upon the extent to which Putterman's individual performance objectives and the Company's financial and nonfinancial objectives are achieved during the applicable bonus period.

              (c) Additional Benefits.  Putterman will be eligible to
                  -------------------
participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Putterman will also receive such other benefits as the Company generally provides to its other executive officers of comparable position and experience.

              (d) Reimbursement of Expenses.  Putterman shall be authorized to
                  -------------------------
incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

              (e) Vacation.  Putterman shall accrue paid vacation days on a
                  --------
pro rata basis at the rate of twenty-one (21) days per year. Unused, accrued vacation days may be carried over from subsequent years, provided that Putterman shall not accrue any additional vacation days at any time when the number of his unused, accrued vacation days equals twenty-one (21).

     4.   Termination of Employment Prior to Hiring of a New President or Chief
          ---------------------------------------------------------------------
          Executive Officer.
          -----------------

          The following terms and provisions shall apply to termination of Putterman's employment with the Company prior to the hiring by the Company of a new President or Chief Executive Officer.

          (a)  Termination Events.  Putterman's employment with the Company
               ------------------
prior to the hiring by the Company of a new President or Chief Executive Officer may be terminated at any time upon the occurrence of any of the following events:

               (i) The Company's determination in good faith that it is terminating Putterman for Cause (as defined in Section 5 below) ("Termination
                                                                  -----------
for Cause").
---------

               (ii) The Company's determination that it is terminating Putterman without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination
                                                              -----------
Without Cause").
-------------

               (iii) The effective date of a written notice sent to the Company from Putterman (or an equivalent oral notification) stating that Putterman is electing to terminate his employment with the Company ("Voluntary Termination").
                                                        ---------------------

               (iv) (A)(1) A material change in Putterman's duties and responsibilities, causing Putterman's position to be of materially reduced stature or responsibility, (2) a reduction of more than 20% of Putterman's base compensation unless in connection with similar decreases of other similarly situated employees of the Company, or (3) Putterman refuses to relocate to a facility or location more than 50 miles from the Company's current location; and
(B) within the 30-day period immediately following such material change or reduction Putterman elects to terminate his employment voluntarily ("Constructive Termination"). The hiring by the Company of a new President or
  ------------------------
Chief Executive Officer shall constitute a Constructive Termination if Putterman elects to treat it as such, in which event the provisions of Section 5(a) shall apply.

               (v)   Following Putterman's death or Disability (as defined in
Section 6 below).

          (b)  Post-Te rmination Compensation.  Putterman shall be entitled to
               -----------------------------
receive only the payments and benefits stated in this Section 4(b) upon termination of his employment prior to the hiring by the Company of a new President or Chief Executive Officer:

               (i) Voluntary Termination.  If Putterman's employment
                   ---------------------
terminates by Voluntary Termination prior to hiring by the Company of a new President or Chief Executive Officer, then Putterman will receive payment(s) for all salary and the value of any accrued, unused vacation time as of the date of such termination.

               (ii)  Termination Without Cause; Constructive Termination.  If
                     ---------------------------------------------------
Putterman's employment is terminated under Section 4(a)(ii) or 4(a)(iv) above prior to the hiring by the Company of a new President or Chief Executive Officer (such termination, a "Triggering Termination"), Putterman shall (in lieu of any
                      ----------------------
and all severance benefits under any plan or agreement (including this Agreement) to which Putterman would otherwise be entitled) be entitled to receive 120% of his salary in effect at the time of such Triggering Termination (the "Severance Payments"), paid over the twelve (12) month period beginning on
      ------------------
the effective date of such Triggering Termination. The Severance Payments shall be made in accordance with the Company's standard payroll schedule and policies.

               (iii) Termination for Cause.  If Putterman's employment is
                     ---------------------
terminated for Cause prior to the hiring by the Company of a new President or Chief Executive Officer, then Putterman will receive payment(s) for all salary and the value of any accrued, unused vacation time as of the date of such termination.

               (iv)  Termination by Reason of Death or Disability.  In the
                     --------------------------------------------
event that Putterman's employment with the Company terminates as a result of Putterman's death or Disability (as defined in Section 7 below) prior to the hiring by the Company of a new President or Chief Executive Officer, Putterman or Putterman's estate or representative will receive all salary and unpaid vacation accrued as of the date of Putterman's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law.

     5.   Termination of Employment After Hiring of a New President or Chief
          ------------------------------------------------------------------
          Executive Officer.
          -----------------

          (a)  Election to Treat Hiring of New President or Chief Executive
               ------------------------------------------------------------
               Officer as Constructive Termination.
               ------------------------------------

          Putterman may, at any time after such hiring, by providing notice to the Company, elect to treat the hiring by the Company of a new President or Chief Executive Officer as a Constructive Termination of his employment, in which case, (i) Putterman's employment as Full Time Chairman shall terminate,
(ii) Putterman shall not be entitled to compensation pursuant to Section 3 and
(iii) the provisions of Section 5(c)(ii) and Section 8 shall apply.

          (b)  Election Not to Treat Hiring of New President or Chief Executive
               ----------------------------------------------------------------
               Officer as Constructive Termination.
               ------------------------------------

          In the event that the Company hires a new President or Chief Executive Officer and Putterman does not elect to treat such hiring as a Constructive Termination of his employment pursuant to Section 5(a), so long as he is a director of the Company and continues to be re-elected as Chairman of the Board of Directors pursuant to the Company's Bylaws, Putterman will, subject to removal by the Board of Directors, remain the Full Time Chairman. Putterman's employment with the Company as Full Time Chairman may be terminated at any time upon the occurrence of any of the following events:

               (i)   Termination for Cause (as defined in Section 6 below).

               (ii)  Termination Without Cause (as defined in Section 4(a)(ii)).

               (iii) The effective date of a written notice sent to the Company from Putterman (or an equivalent oral notification) stating that Putterman is electing Voluntary Termination (as defined in Section 4(a)(iii)).

               (iv)  Constructive Termination (as defined in Section 4(a)(iv)).

               (v)   Following Putterman's death or Disability (as defined in
Section 7 below).

          (c)  Post-Termination Compensation.  Except as stated in Section 8(c)
               -----------------------------
below, Putterman shall be entitled to receive only the payments and benefits stated in this Section 5(c) upon termination of his employment as Full Time Chairman after the hiring by the Company of a new Chief Executive Officer:

               (i)   Voluntary Termination.  If Putterman's employment as Full
                     ---------------------
Time Chairman after the hiring by the Company of a new Chief Executive Officer terminates by Voluntary Termination, then Putterman will receive payment(s) for all salary and the value of any accrued, unused vacation time as of the date of such termination.

               (ii)  Termination Without Cause; Constructive Termination.  In
                     ---------------------------------------------------
the event of a Termination Without Cause or Constructive Termination of Putterman's employment as Full Time Chairman after the hiring by the Company of a new President or Chief Executive Officer, Putterman shall (in lieu of any and all severance benefits under any plan or agreement (including this Agreement) to which Putterman would otherwise be entitled) be entitled to receive 120% of his salary in effect at the time of such termination, paid over the twelve (12) month period beginning on the effective date of such termination. Such payments shall be made in accordance with the Company's standard payroll schedule and policies.

               (iii) Termination for Cause.  If Putterman's employment as Full
                     ---------------------
Time Chairman after the hiring by the Company of a new Chief Executive Officer is terminated for Cause, then Putterman will receive payment(s) for all salary and the value of any accrued, unused vacation time as of the date of such termination.

               (iv)  Termination by Reason of Death or Disability.  In the
                     --------------------------------------------
event that Putterman's employment with the Company as Full Time Chairman after the hiring by the Company of a new Chief Executive Officer terminates as a result of Putterman's death or Disability (as defined in Section 6 below), Putterman or Putterman's estate or representative will receive all salary and unpaid vacation accrued as of the date of Putterman's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law.

     6.   Definition of Cause.  For purposes of this Agreement, "Cause" for
          -------------------                                    -----
Putterman's termination will exist at any time after the happening of one or more of the following events:

          (a) Putterman's willful misconduct or gross negligence in performance of his duties hereunder, including Putterman's refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with the Putterman's position and duties, and such refusal to comply is not remedied within 10 working days after written notice from the Board of Directors, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

          (b) Putterman's conviction of the commission of (i) a felony or (ii) any crime or offense involving moral turpitude; or

          (c) Putterman's breach of any element of this Agreement or the Company's Proprietary Information Agreement, which breach is not cured within thirty (30) days following written notice of such breach from the Company.

     7.   Definition of Disability.  For purposes of this Agreement,
          ------------------------
"Disability" shall mean that Putterman has been unable to perform his duties
 ----------
hereunder as the result of his incapacity due to physical or mental illness, and such inability, which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Putterman or to Putterman's legal representative (with such agreement on acceptability not to be unreasonably withheld).

     8.   Consulting Services.  In the event that the Company hires a new
          -------------------
President or Chief Executive Officer and Putterman chooses to treat such hiring as a Constructive Termination pursuant to Section 5(a), effective as of the date that Putterman provides notice to the Company of such election, Putterman shall no longer be Full Time Chairman. Under such circumstances, unless there has been a prior Termination for Cause of Putterman's employment, the Company shall engage Putterman, and Putterman shall serve, as an independent consultant on the terms and conditions set forth herein. During the Consultation Period (as defined below), if he is still a director of the Company and Putterman and the Company's Board of Directors mutually agree, Putterman may remain Chairman of the Board of Directors and shall exercise and perform all of the duties of Chairman of the Board of Directors required by the Company's Bylaws and the Board of Directors but shall not be a full time employee of the Company.

          (a)  Consultation Period.  The term of the consulting arrangement
               -------------------
hereunder (the "Consultation Period") shall be twelve (12) months, commencing on the first business day following the date that Putterman provides notice to the Company of his election to treat the hiring of a new President or Chief Executive Officer as a Constructive Termination, and shall automatically be extended from month-to-month until terminated by either party in writing.

          (b)  Duties.   During the Consultation Period, Putterman will report
               ------
to the Company's Board of Directors and will make himself available to provide consulting services ("Consulting Services") to the Company, as requested by the Company; provided, however, that

Putterman shall not be required to provide more than eight hours of Consulting Services to the Company per week. The Consulting Services shall be in addition to Putterman's obligation to attend meetings of the Company's Board of Directors and otherwise fulfill his duty as a director of the Company. The Consulting Services shall include making available to the Board of Directors such facts, information, recommendations, advice and consultation as may be requested from time-to-time by the Board of Directors and, if requested by the Board of Directors, participating in investor solicitation activities, including "road shows" and industry trade shows. Any such participation in investor solicitation activities and industry trade shows shall be at the expense of the Company. The Company agrees to provide 48 hours notice to Putterman prior to requiring Putterman to perform Consulting Services.

          (c) Compensation.   In exchange for Putterman making himself available
              ------------
to provide the Consulting Services to the Company, the Company shall pay Putterman (i) $4,000 each month (the "Base Amount") and (ii) $150 per hour (the "Additional Amounts") for each additional hour of Consulting Services performed by Putterman. Putterman shall be solely responsible for the withholding and/or payment of any federal, state or local income or payroll taxes with respect to the Base Amount and any Additional Amounts paid to him hereunder and shall indemnify and hold the Company harmless from all liability related to the tax treatment of the Base Amount and any Additional Amounts. Notwithstanding the foregoing, time spent by Putterman attending meetings of the Company's Board of Directors or otherwise fulfilling his duty as a director of the Company shall not be counted toward the hours referenced in (i) or (ii) of the first sentence of this Section 8(c) and Putterman shall not be compensated by the Company for any such time. Other than payments owed for time worked pursuant to (i) or (ii) above, and except as provided in Section 5(c)(ii) in the event of a Termination Without Cause or Constructive Termination of Putterman's employment as Full Time Chairman after the hiring by the Company of a new President or Chief Executive Officer, Putterman shall not be entitled to any benefits, damages, awards, compensation or severance benefits upon termination of Putterman's consulting arrangement. During the Consultation Period, Putterman will not receive benefits under the Company's benefit plans. During the Consultation Period, Putterman will be entitled to the Base Amount in a particular month only if he actually provides the number of hours of Consulting Services requested by the Company during such month, not to exceed eight hours per week.

          (d) Status.   It is the intent of the parties that, during the
              ------
Consultation Period, Putterman shall be an independent contractor reporting to the Board of Directors of the Company and shall not be subject to any control or direction of the Company in the manner in which his consulting services are performed, the Company being interested only in the end product of such efforts as Putterman may expend, namely, the making available of such facts, information, recommendations advice and consultation and the participation in such investor solicitation activities and industry trade shows as may be requested from time-to-time by the Board of Directors.

     9.   Voting Agreement.  Concurrent with the signing of this Agreement,
          -----------------
Vision Capital L.P., Edgewater Private Equity Fund II, L.P. and Bluestem Capital Partners II, L.P. (the "Shareholders") have executed a voting agreement (the "Voting Agreement") pursuant to which they have agreed to continue to elect Putterman as a director of the Company until the latter of: (i) one year from the date hereof, (ii) the date of the closing of the Company's initial public offering or (iii) notice to the Company or the Shareholders that Putterman does not wish to be reelected to the Company's Board of Directors.

     10.  Confidentiality Agreement.  Putterman has signed an Employee
          -------------------------
Proprietary Information Agreement with the Company (the "Confidentiality
                                                         ---------------
Agreement").  Putterman hereby represents and warrants to the Company that he
---------
has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Putterman's employment relationship with the Company. Putterman and the Company hereby agree that (i) the reference to "employee" in the first line of paragraph 3 and (ii) the references to "employment" in sixth and eighth lines of paragraph 5, the first, third and fifth lines of paragraph 9 and the first line of paragraph 11 of the Confidentiality Agreement shall include Putterman's consulting relationship with the Company under Section 8 hereof.

     11.  Noncompetition Covenant.  Putterman hereby agrees that he shall not,
          -----------------------
during the period specified, do any of the following without the prior written consent of the Company's Board of Directors:

          (a)  Compete.  During (i) the term of his employment as President or
               -------
Chief Executive Officer and the term of his service as Chairman of the Board of Directors (as Full Time Chairman or otherwise) and (ii) for twelve (12) months thereafter or the Consultation Period, whichever is longer, carry on any business or activity (whether directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the business conducted by the Company (as conducted now or during the term of Putterman's employment), nor engage in any other activities that conflict with Putterman's obligations to the Company;

          (b)  Solicit Business.  During (i) the term of his employment as
               ----------------
President or Chief Executive Officer and the term of his service as Chairman of the Board of Directors (as Full Time Chairman or otherwise) and (ii) for twelve
(12) months thereafter or the Consultation Period, whichever is longer, solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company; and

          (c)  Solicit Personnel.  During (i) the term of his employment as
               -----------------
President or Chief Executive Officer and the term of his employment as Chairman of the Board of Directors (as Full Time Chairman or otherwise) and (ii) for twelve (12) months thereafter or the Consultation Period, whichever is longer, solicit or influence or attempt to influence any person employed by the Company to terminate or otherwise cease his employment with the Company or become an employee of any competitor of the Company.

     12.  Liability Insurance.  The Company shall use reasonable efforts to
          -------------------
obtain and maintain Directors' and Officers' Liability insurance, provided such insurance is available to the Company at commercially reasonable rates as determined by the Board of Directors.

     13.  Conflicts.  Putterman represents that his performance of all the
          ---------
terms of this Agreement will not breach any other agreement to which Putterman is a party. Putterman has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement.

      14. No Disparagement. Putterman agrees that neither he nor any person
          -----------------
acting by, through, under or in concert with him will make negative or disparaging remarks to any person or entity about the Company, its business, or its employees. The Company agrees that, so long as all inquiries are directed to an executive officer of the Company, the Company will make no negative or disparaging remarks to any person or entity about Putterman.

     15.  Successors.  Any successor to the Company (whether direct or
          ----------
indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Putterman's rights hereunder shall inure to the benefit of, and be enforceable by, Putterman's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     16.  Attorney's Fees.  The Company shall pay up to $2,500 of the fees
          ----------------
and expenses of Putterman's counsel incurred in connection with negotiating this Agreement and the Voting Agreement.

     17.  Miscellaneous Provisions.
          ------------------------

          (a) Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
or waived only with the written consent of the parties.

          (b) Sole Agreement; Termination of Prior Agreement.  This Agreement
              ----------------------------------------------
(along with the Confidentiality Agreement) constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. Without limiting the foregoing, the Prior Agreement is hereby terminated in its entirety. The Confidentiality Agreement shall remain in full force and effect.

          (c) Notices.  Any notice required or permitted by this Agreement shall
              -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (d)  Press Releases and Public Statements.  In the event that the
               -------------------------------------
Company hires a new President or Chief Executive Officer, the Company shall issue a press release announcing such hiring. The Company shall consult with Putterman before issuing the above-referenced press release and any other press release or public statement with respect to Putterman and shall not issue any such press release or make any such public statement without the prior consent of Putterman, which shall not be unreasonably withheld; provided, however, that the Company may, without the prior consent of Putterman, issue such press release or such public statement as may upon the advice of outside legal counsel be required by applicable law or the rules and regulations of the Nasdaq National Market or any stock exchange on which the Company's stock is traded, if it has used all reasonable efforts to consult with Putterman and its counsel and allow Putterman and its counsel to comment thereon. Putterman shall consult with the Company before issuing any press release or written public statement with respect to the Company and shall not issue any such press release or written public statement without the prior consent of the Company, which shall not be unreasonably withheld. Prior to any presentation concerning the Company, Putterman shall submit to the Company for approval the substance of such presentation and shall generally follow the submitted material in making his presentation.

          (e)  Indemnification.  The terms and provisions contained in the
               ---------------
Indemnity Agreement made and entered into on March 1, 1997 by and between the Company and Putterman shall be applicable so long as Putterman is providing Consulting Services to the Company pursuant to Section 8 hereof. Putterman shall indemnify the Company against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the Company becomes legally obligated to pay because of any claim or claims made against the Company on account of an assertion made by Putterman in any press release, written public statement or presentation, which assertion was made in contravention of the duties set forth in Subsection
(d) of this Section 18.

          (f)  Choice of Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (g)  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (h)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (i)  Arbitration.  Any dispute or claim arising out of or related to
               -----------
this Agreement, including, but not limited to, any claim under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Fair Labor Standards Act, the California Fair Employment and

Housing Act, the California Labor Code and/or any other local, state or federal law governing Putterman's employment relationship with the Company, will be finally settled by binding arbitration in San Francisco, California in accordance with the Arbitration Rules and Procedures for Employment Disputes of J.A.M.S. by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California or federal law, as applicable, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 18(h) shall not apply to the Confidentiality Agreement.

          (j)  Advice of Counsel.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES
               -----------------
THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

    The parties have executed this Agreement as of the date first written above.


                                    AENEID CORPORATION


                                    By: /s/ Mark Elder
                                       --------------------------------------

                                    Title: Director, Finance and Administration
                                          -----------------------------------

                                    Address: 282 2nd Street
                                             San Francisco, CA 94105


                                    DANIEL PUTTERMAN


                                    Signature: /s/ Daniel Putterman
                                              ---------------------

                                    Address: 3230 Jackson St.
                                            ------------------------
                                             San Francisco, CA 94118
                                            ------------------------

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